Exhibit 5.1

November 22, 2016

AXIS Capital Holdings Limited

92 Pitts Bay Road

Pembroke, Bermuda HM 08

AXIS Specialty Finance LLC

11680 Great Oaks Way, Suite 500

Alpharetta, Georgia 30022

AXIS Specialty Finance PLC

4th Floor, Plantation Place South

60 Great Tower Street

London EC3R 5AZ

England

Ladies and Gentlemen:

We have acted as United States counsel to AXIS Capital Holdings Limited, a Bermuda company (the “Company”), AXIS Specialty Finance LLC, a Delaware limited liability company (“AXIS Finance LLC”) and a wholly-owned indirect subsidiary of the Company, and AXIS Specialty Finance PLC, an English public company limited by shares (“AXIS Finance PLC”) and a wholly-owned indirect subsidiary of the Company, in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company, AXIS Finance LLC and AXIS Finance PLC with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) common shares of the Company, par value $0.0125 per share (the “Common Shares”); (ii) preference shares of the Company, par value $0.0125 per share (the “Preference Shares”); (iii) depositary shares of the Company (the “Depositary Shares”) evidenced by depositary receipts representing fractional interests in Preference Shares or Common Shares; (iv) debt securities of the Company, which may be either senior (the “Senior Debt Securities”), subordinated (the “Subordinated Debt Securities”) or junior subordinated (the “Junior Subordinated Debt Securities,” and together with the Senior Debt Securities and the Subordinated Debt Securities, the “Debt Securities”); (v) warrants of the Company (the “Warrants”) to purchase, or representing the right to receive an amount of cash determined in whole or in part by reference to the performance, level, or value of, securities of the Company and/or one or more other issuers, one or more currencies or commodities, any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance and/or one or more indices or baskets of the foregoing (collectively, the “Underlying Measures”), all as shall be designated by the Company at the time of an offering; (vi) debt securities of AXIS Finance LLC, which may be either senior (the “AXIS Finance LLC Senior Debt Securities”), subordinated (the “AXIS Finance LLC Subordinated Debt Securities”) or junior subordinated (the “AXIS Finance LLC Junior Subordinated Debt Securities” and, together with the AXIS Finance LLC Senior Debt Securities and the AXIS Finance LLC Subordinated Debt Securities, the “AXIS Finance LLC Debt Securities”); (vii) guarantees of the Company to be issued in connection with the AXIS Finance LLC Senior Debt Securities (the “AXIS Finance LLC Senior Debt Securities Guarantees”), the AXIS Finance LLC Subordinated Debt Securities (the “AXIS Finance LLC Subordinated Debt Securities Guarantees”) and the AXIS Finance LLC Junior Subordinated Debt Securities (the “AXIS Finance LLC Junior Subordinated Debt Securities Guarantees” and, together with the AXIS Finance LLC Senior Debt Securities Guarantees and the AXIS Finance LLC Subordinated Debt Securities Guarantees, the “AXIS Finance LLC Debt Securities Guarantees”); (viii) debt securities of AXIS Finance PLC, which may be either senior (the “AXIS Finance PLC Senior Debt Securities”), subordinated (the “AXIS Finance PLC Subordinated Debt Securities”) or junior subordinated (the “AXIS Finance PLC Junior

-2-	November 22, 2016

Subordinated Debt Securities” and, together with the AXIS Finance PLC Senior Debt Securities and the AXIS Finance PLC Subordinated Debt Securities, the “AXIS Finance PLC Debt Securities”); (ix) guarantees of the Company to be issued in connection with the AXIS Finance PLC Senior Debt Securities (the “AXIS Finance PLC Senior Debt Securities Guarantees”), the AXIS Finance PLC Subordinated Debt Securities (the “AXIS Finance PLC Subordinated Debt Securities Guarantees”) and the AXIS Finance PLC Junior Subordinated Debt Securities (the “AXIS Finance PLC Junior Subordinated Debt Securities Guarantees” and, together with the AXIS Finance PLC Senior Debt Securities Guarantees and the AXIS Finance PLC Subordinated Debt Securities Guarantees, the “AXIS Finance PLC Debt Securities Guarantees”); (x) contracts for the purchase and sale of the Underlying Measures, as shall be designated by the Company at the time of an offering (the “Purchase Contracts”); (xi) purchase units of the Company (the “Purchase Units”), consisting of Purchase Contracts, Warrants and/or Debt Securities or debt obligations of third parties, including U.S. treasury obligations, other purchase contracts or common shares, securing a holder’s obligation to purchase or sell, as the case may be, any Underlying Measures under the Purchase Contract; and (xii) Common Shares, Preference Shares, Debt Securities and Depositary Shares that may be issued upon the exercise of convertible or exchangeable Debt Securities, Warrants or Purchase Contracts, as applicable. The Common Shares, the Preference Shares, the Depositary Shares, the Debt Securities, the Warrants, the AXIS Finance LLC Debt Securities, the AXIS Finance LLC Debt Securities Guarantees, the AXIS Finance PLC Debt Securities, the AXIS Finance PLC Debt Securities Guarantees, the Purchase Contracts and the Purchase Units are hereinafter referred to collectively as the “Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus and pursuant to Rule 415 under the Securities Act for an indeterminate aggregate offering price.

The Depositary Shares will be issued under one or more deposit agreements (each, a “Deposit Agreement”) among the Company, a bank or trust company named therein (each, a “Depositary”) and the holders from time to time of depositary receipts issued thereunder.

The Senior Debt Securities will be issued under an Indenture (the “Senior Indenture”), dated as of November 15, 2004, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to The Bank of New York), as trustee (the “Senior Trustee”). The Subordinated Debt Securities and the Junior Subordinated Debt Securities will be issued under an Indenture (the “Subordinated Indenture”) to be entered into between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Subordinated Trustee”). The Senior Indenture and the Subordinated Indenture are hereinafter referred to collectively as the “Company Indentures.”

The Warrants will be issued under one or more Warrant Agreements (each, a “Warrant Agreement”) to be entered into between the Company, one or more agents as shall be named therein and, if applicable, one or more trustees as shall be named therein. Each party to a Warrant Agreement other than the Company is referred to hereinafter as a “Counterparty.”

The AXIS Finance LLC Senior Debt Securities and the AXIS Finance LLC Senior Debt Securities Guarantees will be issued under an Indenture (the “AXIS Finance LLC Senior Indenture”), dated as of March 23, 2010, among AXIS Finance LLC, the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “AXIS Finance LLC Senior Trustee”). The AXIS Finance LLC Subordinated Debt Securities, the AXIS Finance LLC Subordinated Debt Securities Guarantees, the AXIS Finance LLC Junior Subordinated Debt Securities and the AXIS Finance LLC Junior Subordinated Debt Securities Guarantees will be issued under an Indenture (the “AXIS Finance LLC Subordinated Indenture”) to be entered into among AXIS Finance LLC, the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “AXIS Finance LLC Subordinated Trustee”). The AXIS Finance LLC Senior Indenture and the AXIS Finance LLC Subordinated Indenture are hereinafter referred to collectively as the “AXIS Finance LLC Indentures.”

The AXIS Finance PLC Senior Debt Securities and the AXIS Finance PLC Senior Debt Securities Guarantees will be issued under an Indenture (the “AXIS Finance PLC Senior Indenture”), dated as of March 13, 2014, among AXIS Finance PLC, the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “AXIS Finance PLC Senior Trustee”). The AXIS Finance PLC Subordinated Debt Securities, the AXIS Finance PLC Subordinated Debt Securities Guarantees, the AXIS Finance PLC Junior Subordinated Debt Securities and the AXIS Finance PLC Junior Subordinated Debt Securities Guarantees will be issued under an Indenture (the “AXIS Finance PLC Subordinated Indenture”) to be entered into among AXIS Finance PLC, the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “AXIS Finance PLC Subordinated Trustee”). The AXIS Finance PLC Senior Indenture and the AXIS Finance PLC Subordinated Indenture are hereinafter referred to collectively as the “AXIS Finance PLC Indentures.”

-3-	November 22, 2016

The Purchase Contracts will be issued pursuant to one or more Purchase Contract Agreements (each, a “Purchase Contract Agreement”) to be entered into between the Company and an agent or agents as shall be named therein (the “Purchase Contract Agent”).

The Deposit Agreement, the Senior Indenture, the Subordinated Indenture, the Warrant Agreements, the AXIS Finance LLC Senior Indenture, the AXIS Finance LLC Subordinated Indenture, the AXIS Finance PLC Senior Indenture, the AXIS Finance PLC Subordinated Indenture and the Purchase Contract Agreement are hereinafter collectively referred to as the “Securities Agreements.”

We have examined the Registration Statement, the form of Deposit Agreement, the Senior Indenture, the form of Subordinated Indenture, the AXIS Finance LLC Senior Indenture and the form of AXIS Finance LLC Subordinated Indenture, the AXIS Finance PLC Senior Indenture and the form of AXIS Finance PLC Subordinated Indenture, which have been filed with the Commission as exhibits to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that at the time of execution, authentication, countersignature, issuance and/or delivery, as applicable, of any Securities, each applicable Securities Agreement will be the valid and legally binding obligation of all parties thereto other than the Company, AXIS Finance LLC and AXIS Finance PLC and that the Securities Agreements not heretofore executed are executed and delivered substantially in the forms filed on the date hereof as exhibits to the Registration Statement.

We have assumed further that at the time of the authorization, execution and delivery by the Company of the applicable Securities Agreement and the execution, authentication, countersignature, issuance and/or delivery, as applicable, of the applicable Securities of the Company, (1) the Company is validly existing under the law of Bermuda and has duly authorized, issued, executed and delivered, as applicable, the applicable Securities Agreement and the applicable Securities in accordance with its Memorandum of Association and Bye-laws and the law of Bermuda, (2) the execution, issuance, delivery and performance, as applicable, by the Company of the applicable Securities Agreement and the applicable Securities did not or will not violate the law of Bermuda or any other applicable laws (except that no such assumption is made with respect to the law of the State of New York and the federal law of the United States) and (3) the execution, issuance, delivery and performance, as applicable, by the Company of the applicable Securities Agreement and the applicable Securities do not or will not constitute a breach or violation of its Memorandum of Association or Bye-laws or any agreement or instrument which is then binding upon the Company.

We have also assumed further that at the time of the execution, authentication, issuance and delivery by AXIS Finance LLC of the applicable Securities Agreement and the execution, authentication, countersignature, issuance and/or delivery, as applicable, of the applicable Securities of AXIS Finance LLC, (1) AXIS Finance LLC is validly existing under the law of the State of Delaware and has duly authorized, issued, executed and delivered, as applicable, the applicable Securities Agreement and the applicable Securities in accordance with its constituting documents and the law of the State of Delaware, (2) the execution, issuance, delivery and performance, as applicable, by AXIS Finance LLC of the applicable Securities Agreement and the applicable Securities did not or will not violate the law of the State of Delaware or any other applicable laws (except that no such assumption is made with respect to the law of the State of New York and the federal law of the United States) and (3) the execution, issuance, delivery and performance, as applicable, by AXIS Finance LLC of the applicable Securities Agreement and the applicable Securities do not or will not constitute a breach or violation of its constituting documents or any agreement or instrument which is then binding upon the AXIS Finance LLC.

-4-	November 22, 2016

In addition, we have assumed further that at the time of the authorization, execution and delivery by AXIS Finance PLC of the applicable Securities Agreement and the execution, authentication, countersignature, issuance and/or delivery, as applicable, of the applicable Securities of AXIS Finance PLC, (1) AXIS Finance PLC is validly existing under the law of England and Wales and has duly authorized, issued, executed and delivered, as applicable, the applicable Securities Agreement and the applicable Securities in accordance with its Memorandum of Association and Bye-laws and the law of England and Wales, (2) the execution, issuance, delivery and performance, as applicable, by of AXIS Finance PLC of the applicable Securities Agreement and the applicable Securities did not or will not violate the law of England and Wales or any other applicable laws (except that no such assumption is made with respect to the law of the State of New York and the federal law of the United States) and (3) the execution, issuance, delivery and performance, as applicable, by of AXIS Finance PLC of the applicable Securities Agreement and the applicable Securities do not or will not constitute a breach or violation of its Memorandum of Association or Bye-laws or any agreement or instrument which is then binding upon of AXIS Finance PLC.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1. With respect to the Depositary Shares, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of the related Common Shares or Preference Shares and the due filing of the Certificate of Designations with respect to any Preference Shares, the terms of the offering thereof and related matters by the Board of Directors of the Company, a duly constituted and acting committee of such Board or duly authorized officers of the Company (such Board of Directors, committee or authorized officers being referred to herein as the “Board”), (b) the due execution, issuance and delivery, as applicable, of the Depositary Shares to the Depositary under the applicable Deposit Agreement and (c) the due execution, issuance and delivery of the depositary receipts evidencing the Depositary Shares against deposit of the Common Shares or Preference Shares in accordance with the applicable Deposit Agreement, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Deposit Agreement and such agreement (and, in the case of Depositary Shares issuable upon conversion or exercise of other Securities, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise), the depositary receipts evidencing the Depositary Shares will constitute valid evidence of interests in the related Common Shares or Preference Shares and will entitle the holders thereof to the rights specified in the applicable Deposit Agreement.

2. With respect to the Debt Securities, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters by the Board and (b) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Company Indenture and such agreement, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

3. With respect to the Warrants, assuming (a) the taking of all necessary corporate action by the Board to approve the execution and delivery of a related Warrant Agreement and (b) the due execution, countersignature, issuance and delivery of such Warrants, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

4. With respect to the AXIS Finance LLC Debt Securities, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of any AXIS Finance LLC Debt Securities, the terms of the offering thereof and related matters by the board of directors of the managing member of AXIS Finance LLC, a duly constituted and acting committee of such board of directors or duly authorized officers of AXIS Finance LLC (such board of directors, committee or authorized officers being referred to herein as the “AXIS Finance LLC Board”) and (b) the due execution, authentication, issuance and delivery of such AXIS Finance LLC Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the AXIS Finance LLC Board and otherwise in accordance with the provisions of the applicable AXIS Finance LLC Indenture and such agreement, such AXIS Finance LLC Debt Securities will constitute valid and legally binding obligations of AXIS Finance LLC enforceable against AXIS Finance LLC in accordance with their terms.

-5-	November 22, 2016

5. With respect to the AXIS Finance LLC Debt Securities Guarantees, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of the AXIS Finance LLC Debt Securities Guarantees and related matters by the Board, (b) the due execution, authentication, issuance and delivery of the AXIS Finance LLC Debt Securities underlying such AXIS Finance LLC Debt Securities Guarantees, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable AXIS Finance LLC Indenture and such agreement and (c) the due issuance of such AXIS Finance LLC Debt Securities Guarantees, such AXIS Finance LLC Debt Securities Guarantees will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

6. With respect to the AXIS Finance PLC Debt Securities, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of any AXIS Finance PLC Debt Securities, the terms of the offering thereof and related matters by the board of directors of AXIS Finance PLC, a duly constituted and acting committee of such board of directors or duly authorized officers of AXIS Finance PLC (such board of directors, committee or authorized officers being referred to herein as the “AXIS Finance PLC Board”) and (b) the due execution, authentication, issuance and delivery of such AXIS Finance PLC Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the AXIS Finance PLC Board and otherwise in accordance with the provisions of the applicable AXIS Finance PLC Indenture and such agreement, such AXIS Finance PLC Debt Securities will constitute valid and legally binding obligations of AXIS Finance PLC enforceable against AXIS Finance PLC in accordance with their terms.

7. With respect to the AXIS Finance PLC Debt Securities Guarantees, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of the AXIS Finance PLC Debt Securities Guarantees and related matters by the Board, (b) the due execution, authentication, issuance and delivery of the AXIS Finance PLC Debt Securities underlying such AXIS Finance PLC Debt Securities Guarantees, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable AXIS Finance PLC Indenture and such agreement and (c) the due issuance of such AXIS Finance PLC Debt Securities Guarantees, such AXIS Finance PLC Debt Securities Guarantees will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

8. With respect to the Purchase Contracts, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve the issuance and terms of the Purchase Contracts and (b) the due execution, issuance and delivery of the Purchase Contracts, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Purchase Contract Agreement and such agreement, the Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

9. With respect to the Purchase Units, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve (1) the issuance and terms of the Purchase Units and (2) the issuance and terms of the related Purchase Contracts and the other Securities that are components of the Purchase Units, the terms of the offering thereof and related matters, (b) due filing of the Certificate of Designations with respect to any Preference Shares that are a component of the Purchase Units and (c) the due execution, authentication, countersignature, issuance and delivery, as applicable, of (1) the Purchase Units, (2) such Purchase Contracts and (3) the other Securities that are components of the Purchase Units, in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and, in the case of such Purchase Contracts, in accordance with the provisions of the applicable Purchase Contract Agreement, such Purchase Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions set forth in paragraphs 1 through 9 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing and (iv) to the effects of the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors’ rights.

-6-	November 22, 2016

We note that (i) a New York State statute provides that, with respect to a foreign currency obligation, a court of the State of New York shall render a judgment or decree in such foreign currency and such judgment or decree shall be converted into currency of the United States at the rate of exchange prevailing on the date of entry of such judgment or decree and (ii) with respect to a foreign currency obligation, a U.S. federal court in New York may award judgment in U.S. dollars, provided that we express no opinion as to the rate of exchange such court would apply.

We do not express any opinion herein concerning any law other than the law of the State of New York and the Delaware Limited Liability Company Act.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP